UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2010

UQM Technologies, Inc.
(Exact name of registrant as specified in its charter)

Colorado	1-10869	84-0579156
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7501 Miller Drive
Frederick, Colorado 80530
(Address of principal executive offices, including zip code)

(303) 682-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 13, 2010, the U.S. Department of Energy ("DOE") executed an Assistance Agreement (the "Agreement") in the amount of $45,145,534 with UQM Technologies, Inc. ("UQM") under the American Recovery and Reinvestment Act (the "Act"). The Agreement provides funds to facilitate the manufacture and deployment of electric drive vehicles, batteries and electric drive vehicle components in the United States. Pursuant to the terms of the Agreement, the DOE will reimburse UQM for 50 percent of qualifying costs incurred on or after August 5, 2009 for the purchase of facilities, tooling and manufacturing equipment, and for engineering related to product qualification and testing of its electric propulsion systems. The period of the Agreement is through January 12, 2013.

Under the Agreement funding for qualifying project costs incurred during the period commencing August 5, 2009 through May 13, 2010 shall be limited to $8.1 million until various conditions (the "Initial Period Conditions") are satisfied. These Initial Period Conditions include: 1) DOE's review and approval of UQM's accounting system; and 2) mutual agreement by the parties on an updated total estimated cost of the project. In the event either condition was not satisfied by May 13, 2010, the Agreement could be terminated. In addition, UQM is required, no later than January 12, 2011, to provide DOE with an additional updated total estimated cost of the project along with evidence of firm commitments for UQM's 50 percent share of the total estimated cost of the project. If all such funds have not been secured, UQM must submit, by such date, a funding plan to obtain the remainder of such funds, which is acceptable to the DOE.

On May 12, 2010 the DOE and UQM executed a modification ("Modification No. 1") to the Agreement. Under the terms of Modification No. 1, the date for the satisfaction of the Initial Period Conditions described above was extended from May 13, 2010 to June 26, 2010. In addition, the modification amended certain provisions related to rights in data, the statement of project objectives and the periodic program reporting requirements as more fully described in Modification No. 1, a copy of which is filed as exhibit 10.1 to this report.

This description of Modification No. 1 and the Agreement is qualified in its entirely by reference to Modification No. 1, a copy of which is filed as Exhibit 10.1 to this report and the Agreement, a copy of which is filed as Exhibit 10.1 to UQM's Current Report on Form 8-K filed January 20, 2010 which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Financial Statements

None.

Exhibits

10.1 Modification No. 1 to the Assistance Agreement (Award No. DE-EE0002407) dated May 12, 2010 between UQM Technologies, Inc. and the U.S. Department of Energy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UQM TECHNOLOGIES, INC.

Dated: May 17, 2010

By: /s/ DONALD A. FRENCH
          Donald A. French
          Treasurer, Secretary and Chief
          Financial Officer